                                                                    EXHIBIT 3.35
                            ARTICLES OF INCORPORATION

                                       OF

                                ORGANI GRO, INC.


         The undersigned person hereby states the following in order to form a corporation pursuant to the Arkansas Business Corporation Act:

         1.       The name of this corporation is Organi Gro, Inc.

         2. The corporation is authorized to issue 300 shares of stock with 100 shares to each incorporator. Each share shall have a par value of $1.00.

         3. The registered office of this corporation and the name of the registered agent of this corporation at that address is Corporation Service Company, 120 East Fourth Street, Little Rock, Arkansas 72201.

         4.       The name and address of each incorporator are as follows:

                  Mr. Don Thone                   Mr. Rick Thone
                  P.O. Box 2023                   P.O. Box 2023
                  Russellville, Arkansas 72801    Russellville, Arkansas 72801

         5. The nature of the business of the corporation and the object or purposes proposed to be transacted, promoted or carried on by it are as follows:

         (a) The primary purpose of the corporation shall be to produce, manufacture, purchase, sale, re-sale organic top soil fertilizer; to buy, sale real estate, to wholesale and retail intra and interstate said products, to franchise, including all activities necessary to accomplish the primary purpose of producing, manufacturing and selling organic top soil fertilizer.

         (b)      To conduct any other business enterprise not contrary to law;

         (c) To exercise all of the powers enumerated in Section 4-27-302 of the Arkansas Business Corporation Act.

         6. To the fullest extent permitted by the Arkansas Business Corporation Act as it now exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

DATED this 2nd day of March, 1990.

                                            /s/ Rick Thone
                                            ------------------------------------
                                            INCORPORATOR


                                            /s/ Don Thone
                                            ------------------------------------
                                            INCORPORATOR


                                       2